Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Common Stock Option and Common Stock Purchase Plan of PowerLight Corporation of our report dated July 31, 2006, except for Note 24, as to which the date is August 31, 2006, with respect to the consolidated financial statements of PowerLight Corporation included in SunPower Corporation’s Current Report on Form 8-K/A as filed with the Securities and Exchange Commission on January 25, 2007.

/s/ Ernst & Young LLP

San Francisco, California

January 23, 2007